Exhibit 107

Calculation of Filing Fee Tables

FORM S-8

REGISTRATION STATEMENT

(Form Type)

Better Choice Company Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share (3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.001 par value share	Rule 457(c) and Rule 457(h)	6,151,142	(2)	$0.26	$1,602,372.36	0.00014760	$236.51
Total Offering Amounts								$236.51
Total Fees Previously Paid								$0
Total Fee Offsets								$0
Net Fee Due								$236.51

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.001 per share (“Common Stock”), of Better Choice Company Inc. (the “Company”) that may become issuable under the Company’s 2019 Amended and restated Incentive Award Plan (the “2019 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)	Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Amended and Restated 2019 Incentive Award Plan on January 1, 2023 and January 1, 2024 pursuant to an “evergreen” provision contained in the Plan. Pursuant to such provision, on January 1st of each year from 2021 through 2029, the number of shares authorized for issuance under the Plan is automatically increased by: (a) a number equal to 10% of the total number of shares of Common Stock outstanding (on an as-converted basis) on December 31st of the preceding calendar year; or (b) a number determined by the Registrant’s board of directors that is less than the amount set forth in the foregoing clause (a).

(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(h) and 457(c) of the Securities Act, and based upon the average of the high and low sales prices ($0.2710 and $0.2500) of the Common Stock as reported on the NYSE American on January 17, 2024.